OPHTHALMIC IMAGING SYSTEMS

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of March 25, 2008, by and among Ophthalmic Imaging Systems, a California corporation (“OIS”), and the parties listed on Schedule A (the “Principal MV Shareholders”) (OIS and the Principal MV Shareholders may be referred to in this Agreement collectively as the “Parties” and individually, as a “Party”).

WHEREAS, on the date hereof, OIS, MediVision Medical Imaging Ltd., an Israeli company (“MediVision”), and MV Acquisitions Ltd., an Israeli company and a wholly-owned subsidiary of OIS (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger (the “Merger”) of Merger Sub with and into MediVision, and the conversion of the outstanding ordinary shares of MediVision into shares of the common stock, no par value, of OIS (the “Common Stock”), with MediVision surviving as a wholly-owned subsidiary of OIS; and

WHEREAS, each of the Principal MV Shareholders is, directly or through a wholly-owned subsidiary, a holder, or a member of a group of related parties that holds, more than 5% of the outstanding ordinary shares of MediVision; and

WHEREAS, the Parties desire to set forth herein certain matters regarding the voting of the stock of OIS following the closing of the Merger Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

ARTICLE 1

VOTING

Section 1.1	Vote and Consent in Favor of the Merger.

(a)       Subject to that certain Stockholders’ Agreement dated as of [___________ __], 2008, by and among the Principal MV Shareholders and certain other parties listed therein, each Principal MV Shareholder agrees to vote (or cause to be voted) all shares of MediVision presently beneficially owned by such Principal MV Shareholder and all shares of MediVision with respect to which such Principal MV Shareholder in the future acquires beneficial ownership, at any meeting of the shareholders of MediVision, and in any action by written consent of the shareholders of MediVision, in favor of the approval, consent and ratification of the Merger Agreement and the Merger; provided, however, that each of the Principal MV Shareholders shall have been satisfied that such vote or action by written consent, at the time it is cast or executed, as the case may be, is not in breach of its duty, in its capacity as a shareholder of MediVision, to act bona fide in exercising its voting rights and not do so in a manner which may constitute deprivation of the minority shareholders(the “Shareholder’s Duty”). Each of the Principal MV Shareholders hereby confirms that at the date of executing this Agreement, such Principal MV Shareholder is satisfied that its Shareholder’s Duty is fulfilled under the terms and conditions hereof, assuming that the Closing (as defined in the Merger Agreement) were effected on the date of execution of this Agreement. To the extent inconsistent with the foregoing provisions of this Section 1.1, each Principal MV Shareholder hereby revokes any and all previous proxies with respect to any shares of MediVision stock that such Principal MV Shareholder owns or has the right to vote.

(b)       In furtherance of the foregoing, pursuant to Article 51A of the Articles of Association of MediVision, and any other provisions of any agreement relating to the ownership by Agfa Gevaert N.V. and its affiliates (collectively, “Agfa”), Agfa hereby consents to the entry by MediVision into the Merger Agreement and to the consummation of the Merger and the other transactions and actions to be taken pursuant to the Merger Agreement.

Section 1.2       Election of Directors. Following the Closing (as defined in the Merger Agreement), OIS will use its best efforts to cause to be nominated for election to OIS’s Board of Directors (the “Board of Directors”), and each Principal MV Shareholder agrees to vote all OIS voting securities (or the holders thereof shall consent pursuant to an action by written consent of the stockholders), whether directly or indirectly owned, and whether now owned or hereafter acquired, or which a Party may be empowered to vote (“OIS Shares”), from time to time and at all times, in whatever manner shall be necessary for the election of, at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, for the following nominees:

(a)       Two persons named by InterGamma Investment Ltd. or its subsidiary, Delta Trading and Services (1986) Ltd. (collectively, “InterGamma”), so long as InterGamma holds at least 12% of the outstanding Common Stock, on a fully diluted basis (as defined below), or one person named by InterGamma so long as InterGamma holds less than 12% but at least 5% of the outstanding Common Stock; plus, in either case, one additional person named by InterGamma so long as Ariel Shenhar remains (i) either Chief Financial Officer or a senior executive officer of OIS and (ii) a director of OIS;

(b)       Ariel Shenhar, so long as he remains Chief Financial Officer or a senior executive officer of OIS;

(c)       One person (in addition to Ariel Shenhar, if Mr. Shenhar is a director by virtue of Section 1.2(b)) named by Noam Allon, Gil Allon, Shlomo Allon, Ariel Shenhar and Yuval Shenhar (collectively, the “Allon/Shenhar Group”), so long as the Allon/Shenhar Group holds at least 5% of the outstanding Common Stock;

(d)       One person named by Agfa, so long as Agfa holds at least 5% of the outstanding Common Stock on a fully diluted basis, plus, if InterGamma actually nominates a third director pursuant to Section 1.2(a), a second person named by Agfa;

(e)	The then-current Chief Executive Officer of OIS;

(f)        Two “Independent Directors” as defined under the listing standards of Nasdaq, regardless of whether the Common Stock is then listed on Nasdaq, and all other applicable listing standards, and provided that each such person also has not been affiliated with MediVision for at least three years prior to his or her appointment, which two directors initially shall consist of Mr. William Greer and Mr. Jonathan R. Phillips, with all future Independent Directors to be nominated by the Board of Directors’ Nominating Committee (“Nominating Committee”), subject to approval by the full Board of Directors, as mandated by Nasdaq’s listing requirements, regardless of whether the Common Stock is then listed on Nasdaq, plus, if Agfa nominates a second director pursuant to Section 1.2(d), a third Independent Director whom OIS shall use its reasonable best efforts to nominate in the manner described herein; and

(g)       Such other directors as may be nominated by the Nominating Committee, subject to approval by the full Board of Directors; provided that, so long as any Principal MV Shareholder retains the right, as set forth above, to name one or more directors for nomination, the total number of directors shall not be less than seven (7) nor more than eleven (11).

Section 1.3	Election of Chairman and Vice Chairman.

(a)       The Parties agree to use their best efforts to cause a nominee of InterGamma serving as a member of the Board of Directors pursuant to Section 1.2(a) to be named by the Board of Directors as Chairman immediately following the Closing for as long as InterGamma holds at least 12% of the outstanding Common Stock on a fully diluted basis, or until his death, disability, removal or resignation from such position.

(b)       The Parties agree to use their best efforts to cause Mr. Noam Allon to be named by the Board of Directors as Vice Chairman immediately following the Closing to serve until his death, disability, removal or resignation from such position.

Section 1.4	Death, Disability, Removal or Resignation of Directors.

(a)       Any vacancy created by the death, disability, resignation or removal of a director elected pursuant to Section 1.2 shall be filled in accordance with the provisions of Section 1.2.

(b)       If any Party entitled to nominate a director for election pursuant to Section 1.2 (the “Nominating Party”) serves notice on the Board of Directors and the other Parties, whereby the Nominating Party wishes to remove or replace a serving director nominated thereby pursuant to Section 1.2, then all other Parties agree to vote in favor (or approve by written consent) of removing said director, and further agree that the Nominating Party shall have the right to nominate a replacement director for submission to a vote or consent of the other Parties of such new nominee to fill the vacancy, and in such event all other Parties undertake to vote in favor (or approve by written consent) of electing such new nominee as a replacement director.

Section 1.5       Determination of Ownership Percentage on a Fully Diluted Basis. The term “on a fully diluted basis” when used with respect to the ownership percentage of any Principal MV Shareholder on any date means the number of shares of Common Stock held by such Party on such date divided by the number of shares of Common Stock issued and outstanding on such date plus the number of shares of Common Stock issuable on exercise or conversion of any options, warrants, convertible securities, or other rights to acquire shares of Common Stock outstanding as of such date.

ARTICLE 2

TERMINATION

This Agreement shall continue in full force and effect with respect to each of the Parties, from the date hereof through the occurrence of any of the following:

(a)	The termination of the Merger Agreement prior to the Closing; or

(b)       No Principal MV Shareholders owns a number of shares of Common Stock that would entitle it to name persons to serve on the Board of Directors pursuant to Section 1.2.

ARTICLE 3

MISCELLANEOUS

Section 3.1       No Liability for Election of Recommended Directors. None of OIS, the Principal MV Shareholders, nor any officer, director, stockholder, partner, employee or agent of such Party, if any, makes any representation or warranty as to the fitness or competence of the nominee of any Party hereunder to serve on the Board of Directors by virtue of such Party’s execution of this Agreement or by the act of such Party in voting for such nominee pursuant to this Agreement.

Section 3.2       Notice of Transfer; Agreement Binding on Affiliates. If and whenever OIS Shares are transferred by any Principal MV Shareholder, the transferring Principal MV Shareholder shall report, within three calendar days, such transaction to the Chairman of the Board of OIS together with a calculation of its post-transaction fully diluted ownership percentage of OIS as of the date of such transfer. Any transferee who is an “affiliate” of the transferring Principal MV Shareholder pursuant to Rule 144 of the Securities Act of 1933 shall take any such transferred OIS Shares subject to and shall comply with this Agreement.

Section 3.3       Specific Performance. The Parties hereby intend this Agreement to be an agreement pursuant to California Corporations Code Section 706 and further declare that it is impossible to measure in money the damages that will accrue to a Party by reason of a failure of a Party to perform any of the obligations under this Agreement. The Parties agree the terms of this Agreement shall be specifically enforceable. If any Party institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such Party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

Section 3.4       Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(a)       THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIAWITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF THAT WOULD RESULT

IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. With respect to disputes involving OIS, the parties hereby irrevocably submit to the exclusive personal jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located in The City of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit, or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit, or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 3.13 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(b)       Notwithstanding Section 3.4(a), if any dispute, claim or controversy shall arise solely among the Principal MV Shareholders as to any issue arising under this Agreement or in respect of the obligations and rights contained herein, which does not involve OIS, the same shall be referred to and settled by the following “arbitration” procedure which may be requested upon the application of any interested party:

(i)               The Principal MV Shareholder(s) defending the claim (the “Defending Party”), may, by written notice to the Principal MV Shareholder(s) asserting the claim (the “Prosecuting Party”), demand arbitration of the matter, which arbitration shall be conducted by a single arbitrator. The Prosecuting Party and the Defending Party shall use their respective best efforts to agree on the arbitrator, provided that if they cannot so agree within ten (10) business days (or such longer period as they may agree), either the Prosecuting Party or the Defending Party can request that Judicial Arbitration and Mediation Services select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the Defending Party and Prosecuting Party an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the other of them about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusions of law, which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim shall be binding and conclusive upon the Prosecuting Party and the Defending Party. Notwithstanding the preceding sentence, either Party may file a judicial action to review the decision of the arbitrator, not for a trial on the merits, but rather solely as to the question of whether or not the arbitrator’s decision was in compliance with applicable law. In the event that the court finds that the arbitrator’s decision was not in compliance with applicable law, then the Parties shall be irrevocably deemed to have jointly requested, in lieu of any appeal or other judicial rights, that the arbitrator amend his decision so that it is in compliance with applicable law. All costs and expenses regarding the foregoing shall be the responsibility of the Prosecuting Party and the Defending Party.

(c)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.4(c).

Section 3.5       Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 3.7).

Section 3.6       Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 3.7       Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 3.8       Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Common Stock by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Common Stock and/or OIS Shares, as appropriate, for purposes of this Agreement.

Section 3.9       Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 3.10     Waiver. No waivers of any breach of this Agreement extended by any Party to any other Party shall be construed as a waiver of any rights or remedies of any other Party hereto or with respect to any subsequent breach.

Section 3.11     Modification or Amendment. Subject to any limitations under applicable law, this Agreement may be amended, modified, or supplemented in writing by OIS and, with respect to its rights hereunder, any Principal MV Shareholder (provided, that no such amendment or supplement may (i) increase the rights of any Principal MV Shareholder hereunder without the consent of holders of a majority of the OIS Shares then held by the Principal MV Shareholders, or (ii) decrease the rights of any Principal MV Shareholder hereunder without the consent of such Principal MV Shareholder).

Section 3.12     Attorneys’ Fees. Subject to Section 3.4(b), in the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

Section 3.13     Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile at:

(a)	If to OIS:

Ophthalmic Imaging Systems

221 Lathrop Way

Suite I

Sacramento, CA 95815

Fax: 916-646-0207

Attn: Gil Allon, Chief Executive Officer

With a copy to:

Vedder Price P.C.

222 North LaSalle Street

Chicago, IL 60601

Fax: 312-609-5005

Attn: Ernest W. Torain, Jr., Esq.

Troutman Sanders LLP

The Chrysler Building

405 Lexington Avenue

New York, NY 10174

Fax: 212-704-5950

Attn: Henry I. Rothman, Esq.

(b)       If to any Principal MV Shareholder, then notice shall be given to each and all of the Principal MV Shareholders, each at the address set forth on Schedule A (or in any case to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 3.13).

Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

Section 3.14     Delays and Omissions. Subject to applicable law, no delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereof, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

Section 3.15	Interpretation; Construction.

(a)       The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 3.16     Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations, and warranties, both written and oral, among the parties with respect to the subject matter hereof.

* * * * * *

(Signature Page to Voting Agreement)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

OPHTHALMIC IMAGING SYSTEMS By: __________________________________ Name:__________________________________ Title:___________________________________
AGFA GEVAERT N.V. By: __________________________________ Name:__________________________________ Title:___________________________________
DELTA TRADING AND SERVICES (1986) LTD. By: __________________________________ Name:__________________________________ Title:___________________________________

___________________________________
         Gil Allon

___________________________________
         Noam Allon

___________________________________
           Shlomo Allon

___________________________________
           Ariel Shenhar

___________________________________
           Yuval Shenhar

Schedule A

Principal MV Shareholders

Name	Address
Agfa Gevaert N.V.	[TO BE SUPPLIED]

Delta Trading and Services (1986) Ltd.	[TO BE SUPPLIED]

Gil Allon	[TO BE SUPPLIED]

Noam Allon	[TO BE SUPPLIED]

Shlomo Allon	[TO BE SUPPLIED]

Ariel Shenhar	[TO BE SUPPLIED]

Yuval Shenhar	[TO BE SUPPLIED]